Exhibit 1.1

PARK-OHIO HOLDINGS CORP.
Up to $50,000,000 of Common Stock
EQUITY DISTRIBUTION AGREEMENT
Dated: June 3, 2024

Table of Contents

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EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Subsidiaries of the Company
Exhibit E	–	Officer’s Certificate
Exhibit F	–	Issuer Free Writing Prospectuses
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Park-Ohio Holdings Corp
Up to $50,000,000 of Common Stock
EQUITY DISTRIBUTION AGREEMENT
June 3, 2024
KeyBanc Capital Markets Inc.
127 Public Square
Cleveland, Ohio 44114
Ladies and Gentlemen:
Park-Ohio Holdings Corp., an Ohio corporation (the “Company”), confirms its agreement (this “Agreement”) with KeyBanc Capital Markets Inc. (the “Agent” and, together with the Company, the “Parties” and each, a “Party”) with respect to the issuance and sale from time to time by the Company of shares (the “Securities”) of the Company’s common stock, par value $1.00 per share (the “Common Stock”), having an aggregate offering price of up to $50,000,000 (the “Maximum Amount”) through or to the Agent as sales agent or principal, on the terms and subject to the conditions set forth in this Agreement as follows:
Section 1.Description of Securities.
The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as agent and/or principal, Securities having an aggregate sale price of up to the Maximum Amount. Notwithstanding anything to the contrary contained herein, the Parties agree that compliance with the limitations set forth in this Section 1 regarding the aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Agent will be effected pursuant to the Registration Statement (as defined herein) filed by the Company and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities.
The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-279399), including a base prospectus relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of the registration statement. The Company will furnish to the Agent, for use and as requested by the Agent, copies of the prospectus included as part of the registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, the registration statement, as amended from time to time or as supplemented, including all Incorporated Documents (as defined herein), and including any information contained in a Prospectus (as defined herein) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the

Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR (as defined herein).
Section 2.Placements.
Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the Agent by email notice (or other method mutually agreed to in writing by the Parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number or dollar amount of Securities to be issued (the “Placement Securities”), the time period during which sales may be made, any limitation on the number or dollar amount of Securities that may be sold in any one day and a minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such sales parameters necessary is attached hereto as Exhibit A. Each Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time. The Agent may elect, in its sole discretion, to accept, decline or propose a modification to the terms in the Placement Notice, in each case by issuing to the Company, prior to 4:30 p.m. (New York City time) on the Business Day (as defined herein) following the Business Day on which such Placement Notice is delivered to the Agent, a notice by email (or other method mutually agreed to in writing by the Parties) addressed to all of the individuals from the Company and the Agent set forth on Exhibit B setting forth such acceptance, declination or proposed modified terms that the Agent is willing to accept. Where the terms provided in a Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by email (or other method mutually agreed to in writing by the Parties) of all of the terms of such Placement Notice, as amended (an “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iii) this Agreement has been terminated under the provisions of Section 13 hereof or (iv) either Party shall have suspended or terminated the sale of the Placement Securities in accordance with Section 4 hereof. The amount of any discount, commission or other compensation to be paid by the Company to the Agent, when the Agent is acting as agent in connection with the sale of the Placement Securities, shall be calculated in accordance with the terms set forth in Exhibit C. The Agent will only act as principal in connection with the sale of the Placement Securities if the Parties separately agree that it will do so, in which case the amount of any commission, discount or other compensation to be paid by the Company to the Agent will be determined pursuant to such agreement.
It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.
Section 3.Sale of Placement Securities by the Agent.
Subject to the provisions of Section 6(a) hereof, the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Agent will provide written confirmation to the Company no later than the opening of the Trading

Day (as defined herein) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Agent pursuant to Section 2 hereof with respect to such sales and the Net Proceeds (as defined herein) payable to the Company, with an itemization of the deductions made by the Agent (as set forth in Section 6(b) hereof) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on Nasdaq (as defined herein) or on any other existing trading market for the Common Stock. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Agent may also sell Placement Securities by any other method permitted by law, including, but not limited to, in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.
Section 4.Suspension of Sales. The Company or the Agent may, upon notice to the other Party in writing (including by email correspondence to each of the individuals of the other Party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other Party set forth on Exhibit B), suspend or terminate any sale of Placement Securities for a period of time specified by such Party (a “Suspension Period”); provided, however, that such suspension or termination shall not affect or impair either Party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the Parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals of the other Party named on Exhibit B hereto, as such Exhibit may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and the Agent shall not sell any Securities hereunder. In the event that the Company or the Agent issues a notice of the Suspension Period, such Party shall notify the other Party in writing of the Trading Day on which the Suspension Period shall expire not later than 24 hours prior to such Trading Day.
Section 5.Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to the Agent as of the date hereof and as of each Representation Date (as defined herein) on which a certificate is required to be delivered pursuant to Section 7(o) hereof, as of each Applicable Time (as defined herein) and as of each Settlement Date (as defined herein), and agrees with the Agent, as follows:
(1)Registration Statement and Prospectus. The Company and the transactions contemplated by this Agreement meet the requirements for and comply with the conditions for the use of Form S-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement has been filed with the Commission and has been declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” At the time the Registration Statement was filed and originally became effective, the Company met and will meet the then-applicable requirements for use of Form S-3 (including General Instructions I.A and I.B.1.) under the Securities Act. The Registration Statement meets, and the offering and sale of the Securities as contemplated hereby comply with, the requirements of Rule 415(a)(1)(x) under the Securities Act. The Agent is named as the agent engaged by the Company in the section entitled “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement. The Company has not received, and has no notice from the Commission of, any notice pursuant to Rule 401(g)(1) under the Securities Act objecting to the use of the shelf registration statement form. No stop order of the Commission preventing or suspending the use of the base prospectus, the Prospectus Supplement or the Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Company has paid the required Commission filing fees relating to the securities covered by the Registration Statement, including the Securities that may be sold pursuant to this Agreement, in accordance with Rule 457(o) under the Securities

Act. Copies of the Registration Statement, the Prospectus, any such amendments or supplements to any of the foregoing and all Incorporated Documents that were filed with the Commission on or prior to the date of this Agreement have been delivered, or are available through EDGAR, to the Agent and its counsel.
(2)Compliance with Registration Requirements. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, at each deemed effective date with respect to the Agent pursuant to Rule 430B(f)(2) under the Securities Act and as of each Applicable Time, complied, complies and will comply in all material respects with the requirements of the Securities Act and did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent Information (as defined herein). The Prospectus and any amendment or supplement thereto, when so filed with the Commission under Rule 424(b) under the Securities Act, complied, complies and, as of each Applicable Time, will comply in all material respects with the requirements of the Securities Act, and each Prospectus Supplement, Prospectus or Issuer Free Writing Prospectus (as defined herein) (or any amendments or supplements to any of the foregoing) furnished to the Agent for use in connection with the offering of the Placement Securities was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Neither the Prospectus nor any amendment or supplement thereto, as of its date and as of each Applicable Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this sentence do not apply to Agent Information. The interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the required information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(3)Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and as of each Applicable Time, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any Incorporated Document deemed to be a part thereof that has not been superseded or modified. Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433 or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act.
(4)Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) at the time of the execution of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
(5)Incorporated Documents. The documents incorporated by reference in the Registration Statement or the Prospectus (the “Incorporated Documents”), at the time they were or hereafter are filed with the Commission (or, if any amendment with respect to any such document was filed, when such amendment was filed), complied, comply and will comply in all material respects with the requirements of the Exchange Act and, when such documents were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(6)Independent Accountants. Each accounting firm that has certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus (the “Company Accountants”) is, and during the periods covered by such certification was, an independent public accountant as required by the Securities Act, the Exchange Act and the Public Company

Accounting Oversight Board (“PCAOB”). No Company Accountant has, during the periods covered by the financial statements included or incorporated by reference in the Registration Statement and the Prospectus or any Issuer Free Writing Prospectus, provided to the Company any “non-audit services,” as such term is defined in Section 10A(g) of the Exchange Act, required to be disclosed in, or in documents incorporated by reference into, the Prospectus and is not so disclosed.
(7)Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company and its consolidated subsidiaries set forth in or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries at the dates and for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The supporting schedules, if any, set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. Any selected historical operating and financial data set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly, in all material respects, the information shown therein at the respective dates and periods specified and have been compiled on a basis consistent with the books and records of the Company and that of the audited financial statements set forth in or incorporated by reference in the Registration Statement or the Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement or the Prospectus present fairly the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement or the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein; other than as set forth therein, the Company is not required to include any financial statements or pro forma financial statements in the Registration Statement or the Prospectus under the Securities Act or any document required to be filed with the Commission under the Exchange Act. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G and Item 10 of Regulation S-K, to the extent applicable.
(8)No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement or the Prospectus: (A) there has been no material adverse change in, or any development that is reasonably likely to have a material adverse effect on, the condition, financial or otherwise, or in the results of operations, properties, business or prospects of the Company and the Subsidiaries (as defined herein) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and the Subsidiaries considered as one enterprise and (C) except for regular quarterly dividends on the Common Stock and regular quarterly dividends on the Company’s outstanding preferred shares (if any are outstanding), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its Capital Stock (as defined herein).
(9)Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Ohio, with full corporate power and authority to own and lease its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this

Agreement; and the Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(10)Good Standing of Subsidiaries. The only subsidiaries of the Company that constitute a “significant subsidiary” of the Company (within the meaning of Rule 1-02(w) of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) are the Subsidiaries listed on Exhibit D hereto, as amended to include the subsidiaries of the Company listed on Exhibit 21 to the Company’s most recently filed Annual Report on Form 10-K that is filed after the date hereof that constitute a “significant subsidiary” as of such date. Each of the Subsidiaries of the Company has been duly incorporated or organized and is validly existing as a corporation, limited partnership, limited liability limited partnership, general partnership, limited liability company or other entity, as applicable, in good standing under the laws of the jurisdiction in which it is chartered or organized (to the extent the concept of good standing is recognized in such jurisdiction) and has the requisite organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified or registered as a foreign corporation, limited partnership, general partnership, limited liability company or other entity, as applicable, and is in good standing in the jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of each such Subsidiary have been duly authorized and validly issued and, in the case of each Subsidiary that is a corporation, are fully paid and non-assessable, and, except as otherwise set forth in each of the Registration Statement and the Prospectus, all outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interest of the Subsidiaries are owned by the Company, as applicable, either directly or through wholly-owned Subsidiaries, free and clear of any perfected security interest or any other security interests, mortgages, pledges, Liens (as defined herein), encumbrances, claims in law or in equity, and none of the outstanding shares of capital stock, partnership interests, limited liability company interests or other equivalent equity interests of the Subsidiaries were issued in violation of the preemptive or similar rights of any security of each Subsidiary.
(11)Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus under the caption “Description of Common Stock.” The shares of issued and outstanding Common Stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding shares of Common Stock was issued in violation of preemptive or other similar rights of any security holder of the Company.
(12)Authorization and Description of Securities. The Securities to be sold through the Agent have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration provided for herein, will be validly issued, fully paid and non-assessable. The Securities conform to all statements relating thereto contained in the Registration Statement and the Prospectus. The issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.
(13)Authorization of Agreement. This Agreement and the transactions contemplated herein have been duly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(14)Absence of Defaults and Conflicts. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries is (A) in violation of its Organizational Documents (as defined herein) or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (collectively, “Laws”), except for such violations that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities from time to time pursuant to this Agreement and the use of the Net Proceeds from the sale of the Securities as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its respective obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, except as provided in the Registration Statement and the Prospectus, conflict with or constitute a breach of, or default or Repayment Event (as defined herein) under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or Liens, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Organizational Documents of the Company or any Subsidiary or, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, of any Laws. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.
(15)Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in each case, would reasonably be expected to result in a Material Adverse Effect.
(16)Absence of Proceedings. Except as otherwise disclosed in the Registration Statement and the Prospectus, there is no action, arbitration, suit, proceeding, inquiry or investigation before or brought by any arbitrator or court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened in writing against or affecting the Company or any Subsidiary that is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which is reasonably likely to result in a Material Adverse Effect or would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.
(17)Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
(18)Possession of Intellectual Property. The Company and its subsidiaries solely own or have the right to use on reasonable terms all patents, patent rights, patent applications, software,

copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the Prospectus and as currently proposed to be conducted. To the knowledge of the Company, neither the Company nor any of its subsidiaries infringes or otherwise violates the Intellectual Property rights of others. Neither the Company nor any of its subsidiaries has received any written notice of any alleged infringement of or conflict with the Intellectual Property rights of others. The Company and its subsidiaries are not aware of any facts or circumstances which would render any material Intellectual Property owned by the Company or any of its subsidiaries invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein. All former and current employees of the Company or any of its subsidiaries (and all other consultants and contractors of the Company or any of its subsidiaries who contributed to or participated in the conception or development of any material Intellectual Property for the Company or any of its subsidiaries) have executed written contracts or agreements that assign to the Company all rights to any inventions, improvements, discoveries or information relating to the business of the Company and its subsidiaries, including, without limitation, all Intellectual Property owned, controlled by or in the possession of the Company or any of its subsidiaries. Except as disclosed in the Registration Statement and the Prospectus, there is no unauthorized use, infringement or misappropriation known to the Company of any of the Intellectual Property owned by the Company or any of its subsidiaries by any third party, employee or former employee, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each material agreement and instrument (each, a “License Agreement”) pursuant to which any Intellectual Property is licensed to, or by, the Company or any of its subsidiaries is in full force and effect, and is a valid and binding agreement of, the Company or the applicable subsidiary, as the case may be, enforceable against the Company or such subsidiary in accordance with its terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; the Company and its subsidiaries are in material compliance with their respective obligations under all License Agreements and, to the knowledge of the Company, all other parties to any of the License Agreements are in material compliance with all of their respective obligations thereunder; no event or condition has occurred or exists that gives or would give any party to any License Agreement the right, either immediately or with notice or passage of time or both, to terminate or limit (in whole or in part) any such License Agreement or any rights of the Company or any of its subsidiaries thereunder, to exercise any of such party’s remedies thereunder, or to take any action that would adversely affect any rights of the Company or any of its subsidiaries thereunder, in each case that might reasonably be expected to have a Material Adverse Effect and the Company is not aware of any facts or circumstances that would result in any of the foregoing or give any party to any License Agreement any such right; and neither the Company nor any of its subsidiaries has received any written notice of default, breach or noncompliance under any material License Agreement. The Company and its subsidiaries have taken reasonable measures to protect its trade secrets and confidential information by requiring all those with access to sign an enforceable nondisclosure agreement. To the knowledge of the Company, no one is in breach of any such nondisclosure agreement.
(19)Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or will be obtained under the Securities Act or as required under state securities laws or the rules of FINRA (as defined herein).
(20)Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to own, lease and operate their respective properties, and conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, would be reasonably likely to result in a Material Adverse Effect.
(21)Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties and assets owned by any of them, in each case, free and clear of all Liens except such as (a) are described in the Registration Statement and the Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (x) all real property, buildings and other improvements and equipment and other property held under lease or sublease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases or subleases, as the case may be, (y) all such leases and subleases are in full force and effect and (z) neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.
(22)Investment Company Act. Neither the Company nor any Subsidiary is, or upon the issuance and sale of the Securities from time to time as herein contemplated and the application of the Net Proceeds therefrom as described in the Prospectus will be, an “investment company” as defined in the Investment Company Act (as defined herein).
(23)Environmental Laws. Except as described in the Registration Statement and the Prospectus: (i) the Company and its subsidiaries and their respective properties, assets and operations (a) are, and for the past five years were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, and binding decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety (with respect to exposure to Hazardous Materials (as defined herein)), including those relating to the manufacture, generation, storage, treatment, use, processing, distribution, handling, transportation, Release (as defined herein) or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are, and for the past five years were, in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws in the past five years, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (ii) to the knowledge of the Company, there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except, in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in or incorporated by reference in the Registration Statement and the Prospectus, (a) there are no material proceedings that are pending, or that are known to be contemplated, against the Company and its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed that no monetary sanctions of $300,000 or more will be imposed, (b) neither the Company nor any of its subsidiaries is aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a Material Adverse Effect and (c) none of the Company and its subsidiaries currently expects to make or be required to make any material capital expenditures in order to comply with any Environmental Laws.
(24)Hazardous Materials. Except as described in the Registration Statement and the Prospectus, to the knowledge of the Company, there has been no storage, generation, transportation, use, handling, treatment or Release or threat of Release of Hazardous Materials caused by the Company or its subsidiaries (or any other entity (including any predecessor) for whose acts or omissions the Company or its subsidiaries would reasonably be expected to be liable) at, on, under or from any property or facility that is, or was previously, owned, operated or leased by any of the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Section 5(a)(24) only, (a) “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos-containing materials, per- and polyfluoraulkyl substances, naturally occurring radioactive materials, brine, and drilling mud, in each case regulated or which can give rise to liability under any Environmental Law, and (b) “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into or through the environment, or in, into, from, or through indoor air within any building.
(25)Reserved.
(26)Cybersecurity. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or as disclosed in the Registration Statement and the Prospectus, (a) the Company’s and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) are adequate for and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries, respectively, as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (b) the Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures or safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including all personal, personally identifiable, sensitive, confidential or regulated data (“Protected Data”) used, acquired or maintained in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without cost or liability or the duty to notify any other person, nor are there any such cybersecurity incidents currently under internal review or investigations relating to the same, (c) the Company and its Subsidiaries have not been notified in writing of, and have no knowledge of, any event or condition that would reasonably be expected to result in any security breach or other material compromise to their IT Systems and Protected Data and (d) the Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and the Company’s internal policies and contractual obligations relating to the privacy and security of the IT Systems and Protected Data and to the protection of such IT Systems and Protected Data from unauthorized use, access, misappropriation or modification.
(27)Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement, except in each case for such rights that have been duly waived in writing, and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements in connection with the transactions contemplated by this Agreement. Except as disclosed in the Registration Statement and the Prospectus, there are no persons with registration or other similar rights to have any securities (debt or equity) included in the Registration Statement or otherwise registered by the Company under the Securities Act.
(28)Nasdaq. Nasdaq has completed its review of the Company’s listing of additional shares notice relating to the Securities to be sold by the Company from time to time hereunder and has not objected to such notice or such sales. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting any such securities from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing or that any inquiry, investigation or other action is pending or threatened by any court or any governmental authority that would cause the delisting of the Common Stock from Nasdaq.
(29)Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to have been filed, except where the failure so to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and with respect to which adequate reserves have been set aside in accordance with GAAP and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(30)Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, (b) the Company and its subsidiaries are in compliance with the terms of such policies and instruments, (c) there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, (d) neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and (e) neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost comparable to costs currently being incurred.
(31)Accounting Controls and Disclosure Controls. The Company and its subsidiaries have implemented a system of internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and internal accounting controls designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and its subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 under the Exchange Act that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. The Company and its Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
(32)Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.
(33)Permitted Free Writing Prospectus. Neither the Company nor any of its Subsidiaries has distributed or, prior to the completion of the distribution of the Securities, will distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus (as defined in Section 23 hereof) reviewed and consented to by the Agent.
(34)Actively Traded Security. As of the date of this Agreement, the Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.
(35)Absence of Manipulation. Except with respect to any action taken or to be taken by the Agent, none of the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries, has taken, nor will the Company or any of its Subsidiaries (or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries) take, directly or indirectly, any action that is designed to cause or result in, or which has constituted or which would be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(36)Statistical, Demographic or Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.
(37)Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Company is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Securities from time to time pursuant to this Agreement.
(38)Foreign Corrupt Practices Act. Except as otherwise disclosed in reports filed by the Company under the Exchange Act, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or any other applicable anti-bribery or anti-corruption law to which the Company or any of its Subsidiaries is subject, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or of a gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or such other applicable anti-bribery or anti-corruption law to which the

Company or any of its Subsidiaries is subject, and the Company and its subsidiaries and, to the knowledge of the Company, its other controlled affiliates have conducted their businesses in compliance with the FCPA and each other applicable anti-bribery or anti-corruption law to which the Company or any of its Subsidiaries is subject, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
(39)Money Laundering Laws. The operations of the Company or any Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), applicable money laundering statutes of all jurisdictions to which the Company or any of its Subsidiaries is subject, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency of a jurisdiction to which the Company or any of its Subsidiaries is subject (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.
(40)OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not directly or indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that is the subject of any U.S. sanctions administered by OFAC, in violation of such sanctions.
(41)Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries has any outstanding borrowings from, or is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with the Agent.
(42)Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Agent hereunder.
(43)Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its Subsidiaries, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand (or, to the knowledge of the Company, any other person), that are required to be described in the Prospectus that have not been described as required.
(44)ERISA. (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)), for which the Company or any member of its “Controlled Group” (defined as an organization which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”), has been maintained, except for any failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code and any non-U.S. law; (ii) with respect to each Plan subject to Title IV of ERISA, except for any failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (a) no “reportable event” (within the meaning of Section 4043(c) of

ERISA) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each such Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (d) neither the Company nor any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA); (iii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and, to the knowledge of the Company, nothing has occurred which would prevent, or cause the loss of, such qualification; (iv) there have not occurred, nor are there continuing, any transactions (including non-exempt prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breaches of fiduciary duty under applicable law with respect to any Plan which could reasonably be expected to have a Material Adverse Effect on (a) any Plan or (b) the condition of the Company or any member of the Controlled Group; and (v) except for any failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Company and each member of its Controlled Group has made all contributions to or under each Plan required by law within the applicable time limits prescribed by the terms of such Plan, or any contract or agreement requiring contributions to a Plan.
(45)No Other Contracts. Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Agent for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.
(46)Proprietary Trading by the Agent. The Company acknowledges and agrees that the Agent has informed the Company that the Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent in a separate agreement; provided, however, that no such purchase or sales shall take place while a Placement Notice is in effect (except (i) as agreed by the Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or (ii) to the extent the Agent may engage in sales of Placement Securities purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity).
(47)FINRA Matters. All of the information provided to the Agent or to counsel for the Agent by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct. The Company meets the requirements for the use of Form S-3 under the Securities Act specified in FINRA Rule 5110(h)(1)(C). The Company is an “experienced issuer” as defined in FINRA Rule 5110(j)(6). To the Company’s knowledge, none of the Company’s officers, directors or beneficial owners of 5% or more of the Company’s securities is an affiliate or associated person of a FINRA member participating in the offering of Securities under this Agreement (as determined in accordance with the rules and regulations of FINRA).
(48)Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in the Registration Statement or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
(b)Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

Section 6.Sale and Delivery to the Agent; Settlement.
(a)Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Placement Securities, (ii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) except as otherwise agreed by the Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable) or in a separate terms agreement, the Agent shall be under no obligation to purchase Securities as principal pursuant to this Agreement.
(b)Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the first (1st) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by the Agent at which such Placement Securities were sold, after deduction for (i) the Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Agent hereunder pursuant to Section 8 hereof and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.
(c)Delivery of Placement Securities. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Agent’s or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the Parties, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, the Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company or its transfer agent (if applicable) defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereof it will (i) hold the Agent harmless against any loss, liability, claim, damage or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to the Agent any commission, discount or other compensation to which it would otherwise have been entitled absent such default.
(d)Denominations; Registration. The Securities shall be in such denominations and registered in such names as the Agent may request in writing at least one full Business Day before the Settlement Date. The Company shall deliver the Securities, if any, through the facilities of The Depository Trust Company unless the Agent shall otherwise instruct.
(e)Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Agent in writing. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 hereof, exceed the Maximum Amount.
(f)Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Securities and, by notice to the Agent given by telephone (confirmed promptly by facsimile transmission or email), shall cancel any instructions for the offer or sale of any Securities, and the Agent shall not be obligated to offer or sell any Securities (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 6(g) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.
(g)If the Company wishes to offer, sell or deliver Securities at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall, as conditions to the giving or continuation of any Placement Notice, (i) prepare and deliver to the Agent (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent with the officers’ certificate called for by Section 7(o) hereof, dated the date of such Placement Notice, the opinion of Company Counsel as called for by Section 7(p) hereof and Comfort Letters called for by Section 7(r) hereof, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof and (iv) file such Earnings 8-K with the Commission (so that it is deemed “filed” for purposes of Section 18 of the Exchange Act), then the provisions of clause (iii) of Section 6(f) above shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the Parties agree that (A) the delivery of any officers’ certificate, opinions/letters of counsel and accountants’ letter pursuant to this Section 6(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 7 hereof and (B) this Section 6(g) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 6(f) above, which shall have independent application.
(h)At each Applicable Time, Settlement Date, the Registration Statement Amendment Date (as defined in the following sentence), the date on which the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, or on any date the Agent may so request, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. “Registration Statement Amendment Date” shall mean each date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Securities, (2) in connection with the filing of a prospectus supplement that contains solely the information with regard to the number of Securities sold through the Agent under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to the Agent with respect to sales of Securities pursuant to this Agreement in an Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Securities were made through the Agent under this Agreement, (3) in connection with the filing of any Current Reports on Form 8-K (other than an Earnings 8-K and any other Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the 1934 Act) or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)). Any obligation of the Agent to use its commercially reasonable efforts to sell the Securities on behalf of the Company as sales agent shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in this Section 6.
Section 7.Covenants of the Company. The Company covenants with the Agent as follows:
(a)Registration Statement. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agent under the Securities Act (without regard to the effects of Rules 153, 172 and 173 under the Securities Act) (the “Prospectus Delivery Period”), (i) the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement, other than an Incorporated Document, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent’s reasonable judgment, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agent (provided, however, that the failure of the Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Securities or a security convertible into the Securities, other than an Incorporated Document, unless a copy thereof has been submitted to the Agent within a reasonable period of time before the filing and the Agent has not reasonably objected thereto (provided, however, that the failure of the Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agent’s right to rely on the representations and warranties made by the Company in this Agreement), and the Company will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than an Incorporated Document, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any documents incorporated by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed. If, immediately prior to the third anniversary of the filing of the Original Registration Statement, any of the Placement Securities remain unsold under this Agreement, the Company will, prior to such third anniversary, file, if it has not already done so, a new shelf registration statement relating to the Placement Securities, and will use its reasonable best efforts to cause such shelf registration statement to be declared effective as soon as practicable, and will take all other reasonable actions necessary or appropriate to permit the offering and sale of Placement Securities to continue as contemplated in the expired shelf registration statement relating to such Placement Securities and this Agreement. References herein to the “Registration Statement” shall include such new shelf registration statement.
(b)Notice of Commission Stop Orders. The Company will advise the Agent, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment. Until such time as any stop order is lifted, the Agent may cease making offers and sales under this Agreement.
(c)Delivery of Registration Statement and Prospectus. The Company will furnish to the Agent and its counsel (at the expense of the Company) electronic copies of the Registration Statement, the Prospectus (including all Incorporated Documents) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during the Prospectus Delivery Period, including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein, in each case, as soon as reasonably practicable and in such quantities and at such locations as the Agent may from time to time reasonably request, via e-mail in “.pdf” format to an e-mail account designated by the Agent and, at the Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Securities may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Agent to the extent such document is available on EDGAR.
(d)Continued Compliance with Securities Laws. If, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Agent or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agent to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement (at the expense of the Company) as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agent such number of copies of such amendment or supplement as the Agent may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Agent to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) above, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(e)Blue Sky and Other Qualifications. The Company will promptly from time to time take such action as the Agent may reasonably request to qualify the Placement Securities for offering and sale under the securities laws of such jurisdictions as the Agent may request and comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided, however, that the Company shall not be required to (a) qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, (b) produce any new disclosure document or (c) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(f)Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders, as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the most recent effective date of the Registration Statement occurs in accordance with Rule 158, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and providing the Agent the benefits contemplated by the last paragraph of Section 11(a) of the Securities Act.
(g)Use of Proceeds. The Company will use the Net Proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)Listing. The Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on Nasdaq and to maintain the listing of the Common Stock on Nasdaq.
(i)Filings with Nasdaq. The Company will timely file with Nasdaq all material documents and notices required by Nasdaq of companies that have or will issue securities that are traded on Nasdaq.
(j)Reporting Requirements. The Company, during any Prospectus Delivery Period, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.
(k)Notice of Other Sales. From the time the Company issues a Placement Notice until the settlement for sales of all Placement Securities remaining under such Placement Notice (as amended by the corresponding Acceptance, if applicable), the Company shall provide the Agent at least one Business Day’s notice before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, however, that such notice shall not be required in connection with the (i) Securities to be offered and sold through or to the Agent pursuant to this Agreement, (ii) issuance, grant or sale of Common Stock, options to purchase Common Stock or Common Stock issuable upon the exercise of options, warrants, rights, or any other conversion privilege set forth in the instrument governing such security or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus, (iii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, (iv) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus or (v) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to the Agent in advance.
(l)Reserved.
(m)Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agent or its agents in connection with the transactions contemplated hereby and as reasonably requested in connection with the opinion of the Agent’s counsel required to be delivered pursuant to Section 9(f) hereof, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agent may reasonably request.
(n)Disclosure of Sales. The Company will disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Placement Securities sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to such Placement Securities.
(o)Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and each time the Company:
(i)files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker or supplement, but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities (except as set forth in clauses (ii) through (v));
(ii)files an Annual Report on Form 10-K under the Exchange Act;
(iii)files a Quarterly Report on Form 10-Q under the Exchange Act;
(iv)files (as opposed to furnishes) an Earnings 8-K;

(v)files a report on Form 8-K containing amended financial information (other than information “furnished” pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and
(vi)files an amendment to any document referred to in clauses (ii) through (v) above (each such date of filing of one or more of the documents referred to in clauses (i) through (vi) shall be a “Representation Date”), the Company shall furnish the Agent with a certificate, in the form attached hereto as Exhibit E, executed by the Company’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer, within three Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agent with a certificate under this Section 7(o), then, before the Company delivers the Placement Notice or the Agent sells any Placement Securities, the Company shall provide the Agent with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.
(p)Company Counsel Legal Opinion. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(o) above was in effect, the Company shall cause to be furnished to the Agent a written opinion of Jones Day (“Company Counsel”), or other counsel satisfactory to the Agent, in form and substance satisfactory to the Agent and its counsel, dated the date that the opinion, is required to be delivered, in form and substance satisfactory to the Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented.
(q)Reserved.
(r)Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(o) above was in effect, the Company shall cause the Company Accountants to furnish to the Agent letters (the “Comfort Letters”), dated the date that the Comfort Letter is delivered, in form and substance satisfactory to the Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date, including, but not limited to, any financial information included in an Earnings 8-K, and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter , including, but not limited to, any financial information included in an Earnings 8-K.
(s)Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agent; provided, however, that the Company may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t)Insurance. The Company and the Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.
(u)Compliance with Environmental Laws. The Company and the Subsidiaries shall use their commercially reasonable efforts to maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state, local and foreign law in order to conduct their businesses as described in the Prospectus, and the Company and the Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable Environmental Laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Material Adverse Effect.
(v)Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither the Company nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.
(w)Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.
(x)No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and the Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than the Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by the Agent as principal or agent hereunder.
(y)Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective, applicable provisions of the Sarbanes-Oxley Act of 2002.
(z)Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Stock, it shall promptly notify the Agent and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each Party.
(aa)Refusal to Purchase. If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representations in Section 5(a)(1) hereof shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Securities from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Securities.
(ab)Proprietary Trading by the Agent. The Company consents to the Agent trading in the Company’s Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of Securities occur pursuant to this Agreement.
Section 8.Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agent of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Agent, including any stock or other transfer taxes and any capital duties, stamp duties or other similar duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Agent, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the fees and disbursements of counsel for the Agent in connection therewith and in connection with the preparation of a state securities law or “blue sky” survey and any supplements thereto, (vi) the printing and delivery to the Agent of copies of any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agent to investors, (vii) the preparation, printing and delivery to the Agent of copies of the state securities law or “blue sky” survey and any supplements thereto (not to exceed $10,000) and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review by FINRA of the terms of the sale of the Placement Securities, (x) the fees and expenses incurred in connection with the listing of the Placement Securities on Nasdaq, and (xi) the reasonable and documented out-of-pocket fees and disbursements of counsel of the Agent up to $75,000 in connection with the transactions contemplated in this Agreement, and $7,500 per calendar quarter, during the term of the Agreement, in connection with ongoing due diligence associated with each Representation Date not otherwise waived.
Section 9.Conditions of the Agent’s Obligations. The obligations of the Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any Subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder and to the following further conditions:
(a)Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable). The Company shall have paid the required Commission filing fees relating to the Securities.
(b)No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, including any Incorporated Document, or any Issuer Free Writing Prospectus, untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or an Incorporated Document so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)No Misstatement or Material Omission. The Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, shall not contain any untrue statement of fact that in the Agent’s opinion is material, and shall not omit to state a fact that in the Agent’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.
(e)Opinion of Counsel for Company. The Agent shall have received the favorable opinion of Company Counsel, required to be delivered pursuant to Section 7(p) hereof on or before the date on which such delivery of such opinion is required pursuant to Section 7(p) hereof.
(f)Opinion of Counsel for the Agent. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, and the date of the Placement Notice if such Placement Notice is delivered during a period for which the waiver described in Section 7(o) hereof was in effect, the Agent shall have received the favorable opinion of Squire Patton Boggs (US) LLP, counsel to the Agent, dated as of such date that the opinion is required to be delivered, in form and substance satisfactory to the Agent, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
(g)Representation Certificate. The Agent shall have received the certificate required to be delivered pursuant to Section 7(o) hereof on or before the date on which delivery of such certificate is required pursuant to Section 7(o) hereof.
(h)Accountant’s Comfort Letter. The Agent shall have received the Comfort Letters required to be delivered pursuant Section 7(r) hereof on or before the date on which such delivery of such Comfort Letters is required pursuant to Section 7(r) hereof.
(i)Reserved.
(j)Approval for Listing. The representation set forth in the first sentence of Section 5(a)(28) hereof shall be true and correct.
(k)FINRA. FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements relating to the sale of the Securities pursuant to this Agreement.
(l)No Suspension. Trading in the Securities shall not have been suspended on Nasdaq.
(m)Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o) hereof, counsel for the Agent shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.
(n)Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.
(o)Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company, and such termination shall be without liability of any Party to any other Party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 10, 11, 12, 13(f), 19, 20 and 24 hereof shall survive such termination and remain in full force and effect.
Section 10.Indemnification.

(a)Indemnification by the Company. The Company agrees to indemnify and hold harmless the Agent, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its selling agents, its directors, its officers, its employees and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:
(i)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising, in whole or in part, out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based, in whole or in part, upon any such untrue statement or omission included in the Registration Statement or Prospectus, or any such alleged untrue statement or omission; provided, however, that any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based, in whole or in part, upon any such untrue statement or omission, or any such alleged untrue statement included in the Registration Statement or Prospectus or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information, or in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).
(b)Indemnification by the Agent. The Agent agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.
(c)Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 10(a) above, counsel to the indemnified parties shall be selected by the Agent and shall be reasonably acceptable to the Company, and, in the case of parties indemnified pursuant to Section 10(b) above, counsel to the indemnified parties shall be selected by the Company and shall be reasonably acceptable to the Agent. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
Section 11.Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Agent on the other hand in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
The relative benefits received by the Company on the one hand and the Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by the Agent, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.
The relative fault of the Company on the one hand and the Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the Parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 11, the Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 11, each Affiliate, selling agent, director, officer or employee of the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent and each officer and director of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to the preceding two paragraphs.
Section 12.Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Agent.
Section 13.Termination of Agreement.
(a)Termination by Agent.
(i)The Agent may terminate this Agreement by notice to the Company as hereinafter specified at any time (A) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, a Material Adverse Effect, or (B) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (C) if trading in the Placement Securities has been suspended or limited by the Commission or Nasdaq, or if trading generally on the NYSE or Nasdaq has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (D) if a banking moratorium has been declared by either Federal or New York authorities.
(ii)The Agent shall have the right by giving three days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(b)Termination by the Company. The Company shall have the right by giving three days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.
(c)Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Agent on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth in Section 1 hereof.
(d)Termination by Mutual Consent. The Parties may terminate this Agreement at any time by mutual written agreement.
(e)Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above.
(f)Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any Party to any other Party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 13(f), Section 19, Section 20 and Section 24 hereof shall survive such termination and remain in full force and effect.
Section 14.Notices. All notices or other communications required or permitted to be given by any Party to any other Party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified in this Agreement, and if sent to the Agent, shall be delivered to:
Attn: Equity Syndicate
KeyBanc Capital Markets Inc.
127 Public Square, 7th Floor
Cleveland, Ohio 44114
Phone: 1-216-689-3910
Facsimile: 1-216-689-0845, with a copy to Legal (Facsimile: 216-689-4121)
E-mail: Mark Barath (mbarath@key.com), Michael Jones (michael.c.jones@key.com) and John Salisbury (john.salisbury@key.com)

with a copy (which shall not constitute notice) to:
Attn: Daniel G. Berick and Aaron A. Seamon
Squire Patton Boggs (US) LLP
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114
Facsimile: 1-216-479-8780
Email: Daniel G. Berick (daniel.berick@squirepb.com) and Aaron A. Seamon
(aaron.seamon@squirepb.com)
and if sent to the Company, shall be delivered to:
Attn: Robert D. Vilsack
Park-Ohio Holdings Corp.
6065 Parkland Boulevard
Cleveland, Ohio 44124
E-mail: bob.vilsack@pkoh.com
with a copy (which shall not constitute notice) to:
Attn: Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Facsimile: 1-216-579-0212
E-mail: mjsolecki@jonesday.com
Each Party may change such address for notices by sending to the other Parties written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid) and (iv) when delivered by electronic mail, under separate cover, at the time the Party sending such notice receives written confirmation of receipt thereof by the receiving Party (other than pursuant to auto-reply). Any Party receiving notice by electronic mail may request, and shall be entitled to receive within five days of such request, such notice in a non-electronic form via one of the methods specified in (i), (ii) or (iii) above. For purposes of this Agreement, “Business Day” shall mean any day on which each of Nasdaq and commercial banks in the City of New York are open for business.
Section 15.Parties. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agent, the Company and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agent shall be deemed to be a successor by reason merely of such purchase.
Section 16.Adjustments for Stock Splits. The Parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.
Section 17.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and permitted assigns and, as to Sections 6, 10 and 11 hereof, the indemnified parties specified therein. References to any of the Parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such Party. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither the Company nor the Agent may assign its rights or obligations under this Agreement without the prior written consent of the other Party.
Section 18.Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the Parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the terms or provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such term or provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the Parties as reflected in this Agreement.
Section 19.Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
Section 20.Consent to Jurisdiction. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT SUCH CLAIM, CONTROVERSY OR DISPUTE IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED

OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.
Section 21.Effect of Headings. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof.
Section 22.Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.
“Agent Information” means solely the following information in the Registration Statement and the Prospectus: the information furnished to the Company under the heading “Plan of Distribution (Conflicts of Interest)—Conflicts of Interest” in the Prospectus Supplement.
“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to the Agent for use in connection with the offering of the Securities.
“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
“Nasdaq” means The Nasdaq Global Select Market.
“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.
All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agent outside of the United States.
Section 23.Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agent, and the Agent represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agent or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the Parties agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.
Section 24.Absence of Fiduciary Relationship. The Company acknowledges and agrees that:
(a)the Agent is acting solely as sales agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters, and the Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;
(b)it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(c)the Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;
(d)it is aware that the Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, and the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and
(e)it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with this Agreement and agrees that the Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of the Company.
Section 25.Recognition of the U.S. Special Resolution Regimes. In the event that the Agent is a Covered Entity (as defined herein) that becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined herein), the transfer from the Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that the Agent is a Covered Entity and the Agent, or a BHC Act Affiliate (as defined herein) of the Agent, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined herein) under this Agreement that may be exercised against the Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 25, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
Section 26.Counterparts; Electronic Signature. This Agreement may be signed by the Parties in one or more counterparts which together shall constitute one and the same agreement among the Parties. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com (any such signature, an “Electronic Signature”)) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The words “execution,” “signed,” “signature” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include any Electronic Signature, except to the extent electronic notices are expressly prohibited under this Agreement.
[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent and the Company in accordance with its terms.

Very truly yours,

PARK-OHIO HOLDINGS CORP.

By	/s/ Robert D. Vilsack
	Name:	Robert D. Vilsack
	Title:	Chief Legal & Administrative Officer, Secretary

CONFIRMED AND ACCEPTED, as of the date first above written:

KEYBANC CAPITAL MARKETS INC.

By	/s/ Mark Barath
Authorized Signatory

[Signature Page to Equity Distribution Agreement]

EXHIBIT A
FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject: Equity Distribution—Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement, between Park-Ohio Holdings Corp. (the “Company”) and KeyBanc Capital Markets Inc. (the “Agent”), dated as of June 3, 2024 (the “Agreement”), I hereby request on behalf of the Company that the Agent sell up to [[                ] shares][$[        ] worth of shares] of the Company’s common stock, par value $1.00 per share, subject to the Maximum Amount, at market prices not lower than $[        ] per share during the period beginning [month] [day], [year] at [time] [a][p].m., New York City time, and ending [month] [day], [year] at [time] [a][p].m., New York City time.
[The Company may include such other sales parameters as it deems appropriate, subject to the terms and conditions of the Agreement.]
The Company represents and warrants that each representation, warranty, covenant and other agreement of the Company contained in the Agreement is true and correct on the date hereof, and that the Prospectus, including the documents incorporated by reference therein, and any applicable Issuer Free Writing Prospectus, as of the date hereof, do not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Capitalized terms used herein and not defined herein have the meanings ascribed to them in the Agreement.

    A-1

EXHIBIT B
AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES
KeyBanc Capital Markets Inc.
Mark Barath
Email: mbarath@key.com
Michael Jones
Email: michael.c.jones@key.com
John Salisbury
Email: john.salisbury@key.com

Park-Ohio Holdings Corp.
Robert D. Vilsack
Email: bob.vilsack@pkoh.com

    B-1

EXHIBIT C
COMPENSATION
The Agent shall be paid compensation of up to 2.00% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

    C-1

EXHIBIT D
SUBSIDIARIES OF THE COMPANY

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization
Supply Technologies LLC	Ohio
Elastomeros Tecnicos Moldeados, LLC	Texas
Ajax Tocco Magnethermic Corporation	Ohio

    D-1

EXHIBIT E
OFFICER’S CERTIFICATE
I,__________________, the duly qualified and elected________________ of Park-Ohio Holdings Corp., an Ohio corporation (the “Company”), solely in my capacity as an officer of the Company and not in any individual capacity, do hereby certify that I have signed this certificate pursuant to Sections 7(o) and 9(g) of the Equity Distribution Agreement, dated June 3, 2024, by and between the Company and KeyBanc Capital Markets Inc. (the “Agent”) (the “Equity Distribution Agreement”), providing for the issuance and sale from time to time by the Company of shares of the Company’s common stock, par value $1.00 per share, having an aggregate offering price of up to $[50,000,000] (the “Shares”), and do hereby further certify as follows:
(i)    (a) No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or are, to the best knowledge of the Company, threatened by the Commission, (b) no order suspending the qualification or registration of the Shares under the securities or “blue sky” laws of any jurisdiction are in effect and no proceeding for such purpose is pending before or, to the knowledge of the Company, threatened by the authorities of any such jurisdiction and (c) except as disclosed to the Agent, any request for additional information on the part of the staff of the Commission or any such authorities has been complied with to the satisfaction of the staff of the Commission or such authorities;
(ii)    Since the respective dates as of which information is included or incorporated by reference in the Registration Statement and the Prospectus, there has not been a Material Adverse Effect;
(iii)    I have carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and each Permitted Free Writing Prospectus, if any;
(iv)    As of the date hereof and as of each Applicable Time subsequent to the immediately preceding Representation Date, if any, none of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
(v)    Each of the representations and warranties of the Company contained in the Equity Distribution Agreement are, as of the date hereof, true and correct, except for those representations and warranties of the Company that speak solely as of a specific date, which are true and correct as of such date; and
(vi)    Each of the covenants and agreements required in the Equity Distribution Agreement to be performed by the Company on or prior to the date hereof has been duly, timely and fully performed and each condition thereof required to be complied with by the Company on or prior to the date hereof has been duly, timely and fully complied with.

    E-1

EXHIBIT F
ISSUER FREE WRITING PROSPECTUSES
None.
    F-1